VHS Network, Inc.
1599 Hurontario Street

                                                                  April 15, 1999

Re: Management Agreement

Dear Sirs:

This letter will constitute our agreement of VHS Network, whereby Groupmark Canada Ltd., will supply executive, clerical and administrative staff as required to perform the day to day business of VHS. Groupmark will contract, where required, with third parties for technical development and consulting in regard to "Set Top Box: and "Smart Card" applications.

Groupmark will respond to requests for quotations, answer e-mails etc. Groupmark will also supply the necessary telephones, office equipment, reception and all other physical requirements to carry the business of VHS.

The charge for these services will vary depending on demand, however will not exceed $56,000 per month in U.S. funds including travel and other related expenses.

Groupmark agrees to accrue its billing for services until VHS may reasonably be able to pay for same and in the alternative, Groupmark can exercise the option to accept payment by way of VHS stock in lieu therefore. This agreement will renew each year unless cancelled by either party in writing, giving 30 days notice.

Yours truly,


By: /s/ Elwin Cathcart
----------------------
Elwin Cathcart
CEO Groupmark Canada Ltd.


Accepted by VHS Network Inc.

Per_______________________


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                       Stephen Rossi Consulting Agreement

AGREEMENT made as of the 20th day of December, 1999 by and between VHS Networks Inc. maintaining its principle offices at 228 Matheson Blvd., East, Mississauga, ON., Canada L4Z1X1 (hereinafter referred to as "Client") and Stephen Rossi located at 1405 Larkspur Street, Malvern, PA 19355(hereinafter referred to as the "Company").

                                   Witnesseth:

WHEREAS, Company is engaged in the business of providing and rendering public relations and communication services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Company for the purpose of obtaining public relations and corporate communications services so as to better, more fully and mor effectively deal and communicate with its shareholders and the investment banking community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

         1.  Engagement of Company.

Client herewith engages Company and Company agrees to render to Client public relations, communications, advisory and consulting services.

         A. The consulting services to be provided by the Company shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that Company's ability to relate information regarding Client's activities is directly related to the information provided by Client to the Company.

Client will pay the Company, as compensation for the services provided for in this agreement 150,00 shares of Client's free trading (no restrictions) common stock prior to start of contract.

         3.  Term

This Agreement shall be for a period of one year commencing at time of delivery of free trading common stock.

         4.  Treatment of Confidential Information

Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of

Client which are delivered by Client to Company in connection with Company's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential.

         5.  Representation by Company of other clients

Client   acknowledges  and  consents  to  Company  rendering  public  relations, consulting and/or communications services to other clients of the Company engaged in the same or similar business as that of client.

         6.  Indemnification by Client as to Information Provided to Company

Client acknowledges that Company, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Clients officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Company, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material information supplied by Client to Company.

         7.  Non-Assignment

This Agreement shall not be assigned by either party without the written consent of the other party.

         8.  Notices

Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of the Agreement or such other address as either party may have given to the other in writing.

         9.  Entire Agreement

The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

         10.  Modification and Waiver

This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

By: /s/ Stephen Rossi
---------------------
        Stephen Rossi


VHS Networks

By: /s/ Elwin Cathcart
----------------------
     Elwin Cathcart, CEO

                                  Schedule 6.10

1. The Purchaser is aware of an investigation by the Internal Revenue Service relating to a corporation that merged with the Purchaser. Internal Revenue Service personnel have verbally responded to the Purchaser's inquiries and stated that the investigation is focused on the director of the corporation that merged with the Purchaser. However, the Purchaser recognizes that the investigation may represent a liability to the Purchaser.